Exhibit 99.1

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, R. Bruce Andrews, the Chief Executive Officer, of Nationwide Health Properties, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that, to the best of my knowledge:

(i) the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 of the Company (the “Report”) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  May 13, 2003

/s/ R. BRUCE ANDREWS
R. Bruce Andrews
President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Mark L. Desmond, the Chief Financial Officer, of Nationwide Health Properties, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that, to the best of my knowledge:

(i) the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 of the Company (the “Report”) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  May 13, 2003

/s/ MARK L. DESMOND
Mark L. Desmond
Senior Vice President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.